UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2014, Viacom Inc. (“Viacom”) entered into an amendment (the “Third Amendment”) to its revolving credit agreement, dated as of October 8, 2010 (the “Credit Agreement”) among Viacom, the subsidiaries of Viacom designated as borrowers from time to time thereunder, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A. and Bank of America, N.A., as syndication agents, and Deutsche Bank Securities Inc., Morgan Stanley MUFG Loan Partners, LLC, The Royal Bank of Scotland PLC and Wells Fargo Bank, N.A., as documentation agents.

The Third Amendment modifies certain provisions of the Credit Agreement to, among other things, extend the maturity date of the credit facility from November 9, 2017 to November 18, 2019.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the text of the Third Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to Viacom’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2014.

Some of the financial institutions party to the Third Amendment and their respective affiliates have performed, and/or may in the future perform, various commercial banking, investment banking and other financial advisory services in the ordinary course of business for Viacom and its respective subsidiaries, for which they have received, and/or will receive, customary fees and commissions.
Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: November 18, 2014